  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 1998
                                                   REGISTRATION NO.
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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                             CYBERONICS, INC.
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                           76-0236465
 (STATE OF INCORPORATION)                                (I.R.S. EMPLOYER
                                                        IDENTIFICATION NO.)

                          16511 SPACE CENTER BLVD. #600
                              HOUSTON, TEXAS 77062
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        CYBERONICS, INC. 1997 STOCK PLAN

                            (FULL TITLE OF THE PLAN)

                                 --------------

                                JOHN K.  BAKEWELL

                                CYBERONICS, INC.
                          16511 SPACE CENTER BLVD. #600
                              HOUSTON, TEXAS 77062
                                 (281) 228-7200
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:
                            KENNETH M. SIEGEL, ESQ.
                              JOSHUA A. LIPP, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94306
                                 (650) 493-9300

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                       CALCULATION OF REGISTRATION FEE
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
                                                 PROPOSED     PROPOSED
          TITLE OF                               MAXIMUM       MAXIMUM
         SECURITIES                AMOUNT        OFFERING     AGGREGATE
            TO BE                   TO BE          PRICE       OFFERING          AMOUNT OF
         REGISTERED              REGISTERED    PER SHARE (1)   PRICE(1)       REGISTRATION FEE
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
COMMON STOCK, $0.01 PAR VALUE    1,000,000        $19.781     $19,781,244.51       $5,835
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

(1) Estimated in part pursuant to rule 457(h) under the Securities Act of 1933, as amended (the "Act"), and in part pursuant to Rule 457(c) under the act. With respect to 791,254 shares subject to outstanding options to purchase Common Stock under the Plan, the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $17.073 per share pursuant to Rule 457(h). With respect to 208,746 shares of Common Stock available for future grant under the Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price is the average between the high and low price reported in the Nasdaq National Market on April 8, 1998, which average was $30.047. The Proposed Maximum Offering Price Per Share represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(c) and 457(h).

                                       PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement relates to 1,000,000 shares of Common Stock par value $0.01 per share (the "Common Stock") of Cyberonics, Inc., a Delaware Corporation (the "Registrant") being registered for use under the Registrant's 1997 Stock Plan (the "Plan")

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The Registrant hereby incorporates by reference in this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Annual Report of Registrant on Form 10-K for the fiscal year ended June 30, 1997 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997 and December 31, 1997.

     (c) The description of Registrant's Common Stock to be offered hereby contained in the Company's Registration Statement on Form 8-A, as declared effective by the Commission on February 10, 1993, filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

     All documents, reports and definitive proxy or information statements subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Company has included in the Certificate of Incorporation a provision that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. In addition, the Company's Bylaws provide that the Company is required to indemnify its officers and directors to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary, and that the Company is required to advance expenses to its officers and directors as incurred. Further, the Company has entered into indemnification agreements with its officers and directors, providing such individuals indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

Item 8.   EXHIBITS.

          Exhibit
          Number              Document
          -------             --------
           4.1(1)   Cyberonics, Inc. 1997 Stock Plan and Form of Agreement

           5.1      Opinion of Wilson Sonsini Goodrich & Rosati, a
                    Professional Corporation.

          23.1      Consent of Independent Public Accountants.

          23.2      Consent of Counsel (contained in Exhibit 5.1).

          24.1      Power of Attorney (see page II-5).

-----------
(1) Incorporated by reference to the Company's Report on Form 14A filed on November 26, 1997.

Item 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cyberonics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this tenth day of April, 1998.

                                     CYBERONICS, INC.


                                     By:   /s/ Robert P. Cummins
                                        -------------------------------------
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Reese S. Terry, Jr. and John K. Bakewell, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
--------------------------    -------------------------------    --------------
    /s/ Reese S. Terry        Chairman of the Board and          April 10, 1998
---------------------------   Executive Vice President
    Reese S. Terry, Jr.

   /s/ Robert P. Cummins      President, Chief Executive         April 10, 1998
---------------------------   Officer and Director
    Robert P.  Cummins        (Principal Executive Officer)


   /s/ John K. Bakewell       Vice President, Finance and        April 10, 1998
---------------------------   Administration and Chief
    John K. Bakewell          Financial Officer (Principal
                              Financial and Accounting
                              Officer)

  /s/ Thomas A. Duerden       Director                           April 10, 1998
---------------------------
 Thomas A. Duerden, Ph.D.

   /s/ Stanley H. Appel       Director                           April 10, 1998
---------------------------
  Stanley H. Appel, M.D.

    /s/ Tony Coelho           Director                           April 10, 1998
---------------------------
       Tony Coelho

  /s/ Michael J. Strauss      Director                           April 10, 1998
---------------------------
 Michael J. Strauss, M.D.

                              INDEX TO EXHIBITS

EXHIBIT
NUMBER                        EXHIBIT
-------                       -------
 4.1(1)  Cyberonics, Inc. 1997 Stock Plan and Form of Agreement

 5.1     Opinion of Wilson Sonsini Goodrich & Rosati, a
         Professional Corporation

23.1     Consent of Independent Public Accountants

23.2     Consent of Counsel (included in Exhibit 5.1)

24.1     Power of Attorney (see page II-5)

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(1) Incorporated by reference to the Company's Report on Form 14A filed on
    November 26, 1997.

                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549



                         ___________________________________

                                       EXHIBITS
                         ___________________________________


                         Registration Statement on Form S-8

                                   Cyberonics, Inc.

                                    April 10, 1998